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                [BROBECK HALE AND DORR LETTERHEAD APPEARS HERE]

                               January 14, 1997



Industri-Matematik International Corp.
Kungsgatan 12-14
P.O. Box 7733
S-103 95 Stockholm
Sweden

      Re: Registration Statement on Form S-8 Relating to Industri-Matematik International Corp.'s Restricted Stock Program and Stock Option Plan (collectively, the "Plans")
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Dear Sir or Madam

      Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by Industri-Matematik International Corp. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 4,206,990 shares of Common Stock, $.01 par value, of the Company issued or issuable pursuant to the Plans.

      We have examined, and are familiar with, and have relied as to factual matters solely upon copies of the Plans, the Certificate of Incorporation, as amended to date, and Restated By-Laws, as amended, of the Company, the minute books and stock records of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

      Based on the foregoing, we are of the opinion that the 1,206,990 shares of Common Stock issued under the Restricted Stock Program to be sold by certain Selling Stockholders have been duly authorized, validly issued, full paid and are non-assessable and that the 3,000,000 shares of Common Stock issuable under the Stock Option Plan to be sold by certain selling stockholders have been duly authorized and, when issued and paid for in accordance with the terms of any option granted under the Stock Option Plan, will be validly issued, fully paid and non-assessable.

      We hereby consent to the use of our name in the Registration Statement under the Caption "Legal Matters" and consent to the filing of this opinion as
Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,


                                       /s/ Brobeck Hale and Dorr

                                       BROBECK HALE AND DORR
                                       INTERNATIONAL